EXHIBIT 99.1

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Form 4 is true, complete and correct.

Dated: August 14, 2024

WARBURG PINCUS (CAYMAN) GLOBAL GROWTH GP LLC

By:	Warburg Pincus Partners II (Cayman), L.P., its managing member

By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory

WARBURG PINCUS PARTNERS II (CAYMAN), L.P.

By:	Warburg Pincus (Bermuda) Private Equity GP Ltd., its general partner

By:	/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY GP LTD.

By:	/s/ Harsha Marti
Name:	Harsha Marti
Title:	Authorised Signatory

WARBURG PINCUS LLC

By:	/s/ Harsha Marti
Name:	Harsha Marti
Title:	General Counsel and Managing Director